TRUST INDENTURE

FIELDPOINT PETROLEUM CORPORATION

THIS TRUST INDENTURE (the “Indenture”), dated as of

, 20__, is executed by and between FieldPoint Petroleum Corporation, a Colorado corporation (the "Issuer"), and __________________, as Trustee (the "Trustee"):

RECITALS

A.

The Issuer has authorized the issuance of up to $__________ principal amount, Series 20__ ____% Notes (the “Notes”) pursuant to the terms of the Notes, this Indenture, and the Deed of Trust (the “Deed of Trust”) securing such Notes executed contemporaneously with this Indenture.

B.

The Trustee has accepted the trusts created by this Indenture, and in evidence thereof has joined in the execution hereof,

Now therefore, this Indenture witnesseth:

INDENTURE

Article 1

Acceptance of Trust

1.1

Acceptance of Trust.  The Trustee hereby accepts the trusts, duties, obligations, and requirements imposed on it by this Indenture, and agrees to carry out and perform, punctually and effectively, such duties, obligations, and requirements for the benefit of the Issuer and the owners of the Notes.  It is further specifically agreed that (i) the Trustee will act as a Paying Agent for the Notes at all times while it is Trustee, (ii) the Trustee will act as Registrar for the Notes at all times while it is Trustee, (iii) the Trustee will authenticate each of the Notes by executing the Trustee's Certificate of Authentication appearing on each of the Notes, and it will so authenticate the Notes when requested by the Issuer, prior to the delivery of the Notes, at such time and in such manner as directed by the Issuer, and (iv) the Trustee will remain the beneficiary and secured party under the Deed of Trust so long as it is the Trustee hereunder.

Article 2

Redemption/Payment

2.1

Notice to Trustee.  If Notes are to be redeemed prior to their Maturity Date, or if the Notes are to be paid and retired at the Maturity Date, the Issuer shall notify the Trustee of the redemption date, the Principal amount of Notes to be redeemed and the provision of the Notes permitting or requiring the redemption.  No Notes may be redeemed unless all of the outstanding Notes are redeemed.  The Issuer shall give the Trustee notice provided for in this Section at least 30 days before the redemption date unless a shorter period is satisfactory to the Trustee.

2.2

Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption to each Holder whose Notes are to be redeemed.  At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense.  The notice shall state that it is a notice of redemption, identify the Notes to be redeemed and shall state:

a.

the redemption date;

b.

the redemption price;

c.

that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

d.

that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date.

2.3

Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

2.4

Deposit of Redemption Price.

a.

On or before the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Registrar for conversion. The Paying Agent shall return to the Issuer any money not required for that purpose because of conversion of Notes.

b.

Unless the Issuer shall default in the payment of Notes (and accrued interest) called for redemption, interest on such Notes shall cease to accrue after the redemption date.

Article 3

Enforcement of Rights in Case of Default

3.1

Appointment of the Trustee and Rights of the Holder.  The Trustee is hereby irrevocably appointed the special agent and representative of the owners of the Notes and vested with full power in their behalf to effect and enforce the Deed of Trust and this Indenture for their benefit as provided herein; but anything contained in this Indenture to the contrary notwithstanding, the owners of fifty percent (50%) in aggregate principal amount of the Notes then outstanding, in case of any subsisting Event of Default (hereinafter defined) or of any other event entitling the Trustee to proceed hereunder, shall have the right from time to time to direct and control the Trustee in connection with the enforcement of any of the provisions of the Deed of Trust (but subject to the terms and provisions of Section 3.11), this Indenture, including the right to have withdrawn and discontinued at any stage thereof any proceedings taken hereunder by the Trustee, provided that the

Event of Default upon which such proceedings were based and all other Events of Default hereunder shall have been remedied and made good.

3.2

Control by Trustee.  Except as otherwise provided in this Article, the rights of action with respect to this Indenture shall be exercised by the Trustee and no owner of any Debenture shall have any right to institute any suit, action or proceeding at law or equity for the appointment of a receiver or for any other remedy hereunder or by reason hereof unless and until in addition to the fulfillment of all other conditions precedent specified in this Indenture, the Trustee shall have received the written request of the owners of not less than fifty percent (50%) in aggregate principal amount of the Notes then outstanding and shall have been offered indemnity satisfactory to the Trustee and shall have refused, or for 30 days thereafter neglected, to institute such suit, action, or proceeding; and it is hereby declared that the making of such request and the furnishing of such indemnity are in each case conditions precedent to the execution and enforcement by any owner of any Debenture of the powers and remedies given to the Trustee hereunder and to the institution and maintenance by any owner of any Debenture of any action or cause of action for the appointment of a receiver or for any other remedy hereunder; but the Trustee may, in its discretion, or when duly requested in writing by the owners of at least fifty percent (50%) in aggregate principal amount of the Notes then outstanding and upon being furnished indemnity satisfactory to the Trustee against expenses, charges, and liability shall, forthwith take such appropriate action by judicial proceedings or otherwise to enforce the covenants of the User and the Issuer as the Trustee may deem expedient in the interest of the owners of the Notes.

3.3

Events of Default.  Any one or more of the following events shall constitute and hereinafter shall be called an "Event of Default":

a.

The failure by the Issuer to make due and punctual payment of principal  and interest on the Notes.

b.

The Issuer defaulting in the observance or performance of any other of its covenants, conditions, or obligations in the Notes, Deed of Trust, or this Indenture, and the Issuer not remedying such default within 30 days after having actual notice which may take the form of written notice received by the Issuer from the Trustee or the owners of at least 50% of the outstanding principal balance of the Notes; and the Trustee may serve such notice, in its discretion, or shall serve such notice at the written request of the owners of not less than 50% in aggregate principal amount of the Notes then outstanding.

c.

The dissolution or liquidation by the Issuer or failure by the Issuer promptly to lift or suspend any execution, garnishment, or attachment of such consequence as will materially impair the ability to carry out their respective obligations under the Deed of Trust or this Indenture, or the entry by the Issuer into an agreement of composition with its creditors.

d.

An order of relief shall be issued by the Bankruptcy Court of the United States District Court having valid jurisdiction, granting the Issuer relief under the provisions of the Bankruptcy Reform Act of 1978, as amended, or any other court having valid jurisdiction shall issue an order or decree under applicable federal or state law providing for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation or reorganization or arrangement of the affairs of the Issuer.

e.

The Issuer shall have consented to or caused the institution of proceedings in bankruptcy against it, or the Issuer shall have consented to or caused the institution of any proceeding against it under any federal or state insolvency laws, or the Issuer shall have consented to or caused the filing of any petition, application or complaint seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer of any substantial part of the property of the Issuer, or the Issuer shall have made an assignment for the benefit of creditors, or the Issuer shall generally not pay the debts as they become due.

f.

The occurrence of any “Event of Default” as defined in the Deed of Trust.

3.4

Declaration of Principal and Interest Due.  Upon the happening of an Event of Default, the Trustee may, in its discretion, or upon the written request of the owners of at least 50% in aggregate principal amount of the Notes then outstanding, and upon being indemnified to the satisfaction of the Trustee, shall, declare the principal of all Notes then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest, together with any applicable agreed liquidated damages, and any applicable redemption premium, and any other amounts then due, shall thereupon become and be immediately due and payable, anything in the Notes, the  Deed of Trust, or this Indenture to the contrary notwithstanding.

3.5

Enforcement by Trustee.

a.

Upon the happening of an Event of Default, the Trustee may, in its discretion, or upon the written request of the owners of at least 50% in aggregate principal amount of the Notes then outstanding, and upon being indemnified to the satisfaction of the Trustee, shall, take such appropriate action by judicial proceedings or otherwise to cure the Event of Default and/or to require the Issuer to carry out its or their covenants and obligations under and with respect to the Notes, the  Deed of Trust, or this Indenture, including without limitation, the use and filing of actions for specific performance, and mandamus proceedings, in any court of competent jurisdiction, against the Issuer, its Board of Directors, and its officers, employees, and/or agents, and to obtain judgments against the Issuer for any other amounts due hereunder, including all amounts due with respect to the Notes then outstanding if declared due and payable as provided herein.

3.6

Remedies Non-Exclusive.  No remedy herein conferred upon or reserved to the Trustee or the Debenture holders is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Deed of Trust, the Notes or this Indenture or now and hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon the happening of an Event of Default continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and so often as may be deemed expedient.

3.7

Waiver of Defaults.  The Trustee may, and upon the written request of the owners of 50% in aggregate principal amount of the Notes then outstanding shall, waive any Event of Default hereunder and its consequences, except that an Event of Default in the payment of Loan Agreement Payments, or in the payment of any amounts with respect to the Notes when and as the same shall become due and payable, may be waived only if, the Event of Default therein shall have been remedied and made good.  In case of any such waiver, the Issuer, the Trustee, and the owners of the

Notes shall be restored to their former position and rights hereunder respectively, but such waiver shall not extend to any subsequent or other Event of Default or impair any right consequent thereon.

3.8

Application of Moneys.  All money collected by the Trustee pursuant to the exercise of the remedies and powers provided in this Article, together with all other sums which then may be held by the Trustee under any provision of this Indenture or the Deed of Trust as for the Notes, shall be applied as follows:

a.

FIRST:  to the payment of the costs and expenses of the proceedings whereunder such money was collected, including a reasonable compensation to the Trustee, its agents, attorneys, and all other necessary or proper expenses, liabilities, and advances incurred or made by the Trustee under this Indenture, and to the payment of all taxes, assessments, and liens superior to the lien of this Indenture.

b.

SECOND:  to the payment of matured interest on the Notes, including, to the extent legally permissible, interest thereon at the rate provided for in the Debenture (based on a 365 or 366 day year, as appropriate) from due date to date of payment.

c.

THIRD:  to the payment of principal of, redemption premium, if any, and agreed liquidated damages, if any, on the Notes which have been called for redemption or have matured as provided thereby, and interest thereon, to the extent legally permissible, at the rate of 10% per annum (based on a 365 or 366 day year, as appropriate) from the date of redemption or maturity to date of payment.

d.

FOURTH:  to the payment of principal of the Notes which have become due by virtue of the declaration of the Trustee pursuant to Section 3.4, and interest thereon, to the extent legally permissible, at the rate of __% per annum (based on a 365 or 366 day year, as appropriate) from the date declared due to date of payment.

e.

FIFTH:  to the payment of any other amounts owing under the Deed of Trust or this Indenture.

f.

SIXTH:  to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

If in making distribution pursuant to the order above stated, the amount available for distribution in a particular classification shall be insufficient to pay in full all of the items in such classification, the amount available for distribution to items in such classification shall be prorated among such items in the proportion that the amount each item bears to the total of all such items.

3.9

Judicial Proceedings.  In any judicial proceeding in which the Issuer is a party and which, in the opinion of the Trustee and its counsel, has a substantial bearing on the interests of the owners of the Notes, the Trustee, if permitted by the court having jurisdiction over such proceeding, may, in its discretion, or upon the written request of the owners of at least 50% in aggregate principal amount of the Notes then outstanding, and upon being indemnified to the satisfaction of the Trustee, shall, intervene on behalf of the owners of the Notes to assert the rights of such owners.

3.10

Enforcement of Remedies Without Possession of Notes.  All rights of action or other rights under this Indenture or otherwise may be brought by the Trustee in its own name as Trustee of an express trust and may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on the trial or other proceedings relative thereto.

3.11

Direction by Majority in Principal Amount of Note Holders.  It is expressly provided, however, that the owners of 50% in aggregate principal amount of the Notes then outstanding, or a committee representing, pursuant to a written appointment filed with the Trustee, the owners of 50% in aggregate principal amount of the Notes then outstanding, shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the Trustee's rights and remedies under the Deed of Trust or the rights of the owners of the Notes or the Trustee's rights and remedies under this Indenture, and may exercise any right or perform any action hereunder, with the same effect as the Trustee under this Indenture, provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture, and provided that the Trustee shall be indemnified to its satisfaction.

3.12

Notice By Trustee.  The Trustee shall not be required to take notice nor be deemed to have notice of any default specified in this Indenture, except for those Events of Default specified in Section 3.3(a), unless specifically notified in writing of such default by the owners of at least 50% in aggregate principal amount of the Notes then outstanding.

3.13

Default of Payments.  In the event of a default in the payment of, or in the performance of any agreement or covenant contained in the Notes or this Indenture, such payment and performance may be enforced by the Trustee by mandamus, specific performance, or by the appointment of a receiver in accordance with this Indenture.

Article 4

Concerning the Trustee

The Trustee accepts the trust imposed upon it by this Indenture, but only upon and subject to the following express terms and conditions:

4.1

Not Accountable for Debenture Proceeds.  In no event shall the Trustee be liable for any act or omission taken in good faith under this Indenture.  The Trustee shall not be responsible for any recitals herein or in the Notes, or for the sufficiency of the Deed of Trust.  The Trustee shall have no responsibility hereunder except to the extent of the duties placed upon the Trustee to perform the other express covenants and agreements made by the Trustee under the provisions of this Indenture.

4.2

Reliance by Trustee.  The Trustee may rely and shall be protected in acting or refraining from acting in accordance with the provisions of this Indenture upon any notice, requisition, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and the Trustee shall not be bound to recognize any person as an owner of Notes or to take any action at his request, unless the Debenture or Notes owned by such owner of Notes shall be deposited with the Trustee, be registered in the name of such owner on the Debenture Registration Books kept by the Trustee, or submitted to it for inspection.  Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request, or giving such authority or consent, is the owner of any Debenture secured hereby, shall be conclusive and binding upon all future owners of the same Debenture and of Notes issued in exchange therefor or in place thereof.

4.3

Limited Responsibilities.  The responsibilities of the Trustee elsewhere set forth herein shall be further limited as follows:

a.

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction of the owners of Notes pursuant to any provision of this Indenture relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

b.

No provision of this Indenture shall require the Trustee (i) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, nor (ii) to take any action, whether or not directed to take such action by the owners of Notes, pursuant to this Indenture, which in the judgment of the Trustee would conflict with any rule of law, or with the terms of this Indenture, or would be unjustly prejudicial to the owners of Notes not taking part in such direction.  When acting pursuant to the direction of any owners of Notes pursuant to this Indenture, the Trustee may take other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the terms of this subsection b shall not impose any additional duties or responsibilities upon the Trustee and shall not be construed to limit the effect of subsection a of this Section0.

4.4

Advice.  The Trustee may act upon the professional opinion or advice of any legal counsel, engineer, accountant, or other expert, reasonably believed by the Trustee to be qualified in relation to the subject matter, whether retained by the Trustee or the Issuer or otherwise, and the Trustee shall not be responsible for anything suffered or done or not done by it in good faith in accordance with any such opinion or advice.

4.5

Trustee May Own Notes.  Except as prohibited by law, the Trustee may become the owner of any of the Notes secured by this Indenture with the same rights which it would have if it were not the Trustee; and nothing herein contained shall be construed to prohibit the Trustee, either as principal or agent, from engaging in or being interested in any financial or other transaction with the Issuer or from acting as depository, trustee, or agent for any committee or body of owners of the Notes or of other obligations of the Issuer as freely as if it were not the Trustee.

4.6

Fees.  The Issuer has agreed that the Issuer shall pay to the Trustee its charges for performing the duties of Trustee, Registrar, and Paying Agent for the Notes.

4.7

The Trustee shall not be personally liable for any act it may do or omit to do hereunder as Trustee, while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of its own attorney shall be conclusive evidence of such good faith.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

4.8

In consideration of the acceptance of the Indenture by the Trustee, the Issuer, for itself, its officers, directors, shareholders, agents, representatives, successors and assigns, hereby agrees to defend, indemnify and hold the Trustee harmless as to any claim, demand, action, proceeding or liability asserted against the Trustee by any other person or corporation by reason of its having accepted the same or for any act or omission made or performed hereunder, or in connection herewith, and to reimburse the Trustee for all of its reasonable expenses, including, among other things, expenses and fees of legal counsel and court costs incurred in connection herewith.

Article 5

Successor Trustee

5.1

Resignation of Trustee.  The Trustee at the time acting hereunder may at any time resign and be discharged from all trusts created by this Indenture by giving not less than 30 days written notice to the Issuer and to any owners of Notes as shown on the Debenture Registration Books and any other list of owners of Notes kept by the Trustee, and such resignation shall take effect upon the appointment of a successor Trustee by the owners of Notes or by the Issuer as hereinafter provided.

5.2

Removal of Trustee.  The Trustee may be discharged and removed at any time by an instrument or concurrent instruments in writing, delivered to the Trustee and to the Issuer, and signed by the owners of 66.67% in aggregate principal amount of the then outstanding Notes.

5.3

Appointment of Successor Trustee.  In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of 50% in aggregate principal amount of the then outstanding Notes by an instrument or concurrent instruments in writing, signed by such owners of Notes, or by their attorneys in fact duly authorized in writing, and delivered to the Issuer; provided, nevertheless, that in any such event the Issuer by an instrument executed by authority of a resolution of its Board of Directors and signed by the President and by the Secretary of such Board, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the owners of Notes in the manner above provided, and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such owners of Notes.  In the event that no appointment of a temporary or successor Trustee shall be made pursuant to the foregoing provisions of this Article within 30 days after the Trustee gives written notice of resignation or the Trustee is removed, any owner of Notes or any retiring Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice, if any, as it shall deem proper, prescribe or appoint a successor Trustee.

5.4

Transfer to Successor Trustee.  Every successor Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor, the Issuer, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the estates, rights, powers, trusts, duties, and obligations hereunder of its predecessor; but such predecessor shall nevertheless, on the written request of the Issuer, execute and deliver an instrument transferring to such successor Trustee all of the estates, rights, powers, and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and money held by it to its successor; provided, however, that before any such delivery is required or made, all reasonable, customary, and legally accrued fees, advances, and expenses of such predecessor Trustee shall be paid in full.  Should any deed, assignment, or instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the estates, rights, powers, and duties hereby vested or intended to be vested in the predecessor Trustee, any and all such deeds, assignments, and instruments in writing shall, on request, be executed, acknowledged, and delivered by the Issuer.

5.5

Merger or Consolidation of Trustee.  Any corporation or association into which the Trustee, or any successor to it in the trusts created by this Indenture, may be merged or converted or with which it or any successor to it may be consolidated, or any corporation or association resulting from any merger, conversion, or consolidation to which the Trustee or any successor to it shall be a party, or any corporation or other entity succeeding to substantially all of the business of the Trustee, shall be the successor Trustee under this Indenture without the necessity of the execution or filing of any paper or any other act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

Article 6

Release of Indenture and Satisfaction of Indebtedness

6.1

Release and Satisfaction.  If, when the Notes shall have become due and payable in accordance with their terms or otherwise as provided in this Indenture or shall have been duly called for redemption, and the whole amount of the principal, redemption premium, if any, and the interest so due and payable upon all of the Notes, and the agreed liquidated damages, if any, with respect to the Notes then due, shall be paid, or sufficient money shall be held by the Trustee for such purpose, and provision shall also be made for paying all other sums payable hereunder, then and in that case all right, title, and interest of the Trustee in these presents and the estate and rights hereby granted shall thereupon cease, determine, and become void, and the Trustee in such case shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over any surplus funds held by it to whomsoever may then be entitled to receive the same; and thereupon this Indenture shall terminate and be of no effect; provided, that until the Notes are finally paid, the Trustee shall continue to act as Paying Agent and Registrar for the Notes.

Article 7

Amendments

7.1

With Consent of Holders.  This Indenture may be amended by mutual agreement of the Issuer, the Trustee and owners of 66.67% in aggregate principal amount of the then outstanding Notes.

7.2

Without Consent of Holders.  The Issuer and the Trustee may amend this Indenture or the Notes without the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Debenture Holder.

Article 8

Miscellaneous Provisions

8.1

Acknowledgments and Ownership of Notes.  Any request, direction, consent, or other instrument required by this Indenture to be signed or executed by owners of Notes may be in any number of concurrent writings of similar tenor and may be signed or executed by such owners of Notes in person or by an agent appointed in writing.  Proof of the execution of any instrument, or of the writing appointing such agent, and of the ownership of the Notes, if made in the following manner, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument:

a.

the fact, date, and due authorization of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction, who, by the laws thereof, has power to take acknowledgments within such jurisdiction to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

b.

the fact of the owning of the Notes by any owner thereof, the amount and numbers of such Notes, and the date of his owning same may be proved by the appropriate entries in the Debenture Registration Books maintained by the Trustee as Registrar.  The Trustee may conclusively assume that such ownership continued until written notice to the contrary is served upon the Trustee.

8.2

Separate Records to be Kept.  The Trustee shall keep proper books of records and accounts, separate from all other records and accounts, in which complete and correct entries shall be made of all transactions relating to the Notes and the  Deed of Trust.

8.3

Trustee May Require Proof of Ownership.  Nothing contained in this Article shall be construed as limiting the Trustee to the proof hereinabove specified, it being intended that the Trustee may accept any other evidence of the matters herein stated which it may deem sufficient.

8.4

Appointment of Agents.  The Issuer initially appoints the Trustee as the Registrar, and Paying Agent.  The Trustee may from time to time appoint and employ third party agents  (including the Issuer, its officers, directors and employees) to perform each of these functions under the Trustee’s direction.

8.5

Consent of Debentureholders.  Unless otherwise provided in the Debenture Resolution, any request or consent of any owner of Notes shall bind every future owner of the same Debenture in respect of anything done by the Trustee in pursuance of such request or consent.  In the event of the dissolution of the Issuer, all of the covenants, stipulations, promises, and agreements in this Indenture contained by, on behalf of, or for the benefit of the Issuer, shall bind or inure to the benefit of the successor or successors of the Issuer from time to time and any officer, board, or commission to whom or to which any power or duty affecting such covenants, stipulations, promises, and agreements shall be transferred by or in accordance with law.

8.6

Survival of Valid Notes.  If any Debenture shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, all liability of the Issuer to the owners thereof and to the Trustee for the payment of such Debenture shall forthwith cease, determine, and be completely discharged whenever funds sufficient to pay such Debenture shall be paid to the Trustee by the Issuer, and such funds shall be segregated by the Trustee and held in trust for the benefit of the owners of such Debenture, without interest, who shall thereafter be restricted exclusively to such funds for the satisfaction of any claim of whatever nature on their part relating to such Debenture.

8.7

Unclaimed Funds.  Any money deposited with the Trustee in trust for the payment of the principal of, redemption premium, if any, agreed liquidated damages, if any, or interest on any Debenture and remaining unclaimed for three years after such principal of, redemption premium, if any, agreed liquidated damages, if any, or interest on such Debenture has become due and payable shall be paid to the Issuer; provided, however, that before the Trustee shall be required to make any such repayment, the Trustee may at the expense of the Issuer cause to be published at least once, in a financial newspaper, journal, or publication of general circulation in Denver, Colorado, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  After the payment of such unclaimed moneys to the Issuer, the owner of such Debenture shall thereafter look only to the Issuer for the payment thereof, and all liability of the Trustee with respect to such money shall thereupon cease.  The foregoing notwithstanding, any such payment to the Issuer shall be subject to the unclaimed property laws of the State.

8.8

Rights of Parties.  Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm, or corporation other than the Issuer, the Trustee, and the owners of Notes, any right, remedy, or claim, legal or equitable, under or by reason of this Indenture or any covenant, condition, or stipulation contained herein.

8.9

Severability.  In case any one or more of the provisions of this Indenture or of the Notes shall be held to be invalid or ineffective as to any person or circumstance, the remainder thereof and the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.

8.10

Counterparts.  This Indenture may be executed in multiple counterparts which, taken together, constitute one original.

8.11

Law.  The validity, interpretation, and performance of this Indenture shall be governed by the laws of the State of Colorado.

8.12

Notices.  Any notice, request, or other communication under this Indenture shall be given in writing and shall be deemed to have been given by any party to any other party upon either of the following dates:

a.

Three business days after the date of the mailing thereof, as shown by the post office receipt, if mailed by registered or certified mail at the applicable address as follows:

If to the Issuer:

FieldPoint Petroleum Corporation

609 Castle Road,  #335

Austin, TX  78746

With a copy to:

If to the Trustee:

With a copy to:

If to the Debenture Holders: to their respective address as contained in the Debenture Register; or the latest address specified by any party in writing; or

b.

The date of the receipt thereof by any party if not so mailed by registered or certified mail.

Article 9

Recording

9.1

Issuer and Trustee to Record.  The Issuer and the Trustee shall cause the Deed of Trust and this Indenture to be filed in such manner and in such places as are now required by law to establish initially the lien of this Indenture, and the priority thereof.  Thereafter, in the event the Issuer shall fail to perform its duties under the Deed of Trust, the Trustee shall (1) cause each memorandum, financing statement, or continuation statement with respect to the Deed of Trust and this Indenture to be filed, registered, and recorded and to be refiled, reregistered, and rerecorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien of this Indenture and to publish notice of and to protect the rights and  of the owners of the Notes and the rights of the Trustee under the  Deed of Trust and this Indenture and (2) perform or cause to be performed from time to time any other act as required by law, and execute and file or cause to be executed and filed any and all instruments of further assurance, that may be necessary for such publication and protection.  The Issuer shall, when so requested by the Trustee, execute all such instruments, memoranda, or statements necessary to maintain, protect, or preserve the interests assigned to the Trustee under this Indenture.  The Trustee may obtain an opinion or advice of counsel selected with reasonable prudence with respect to any actions or documents that may be required by this Article.  Any act performed or documents obtained or prepared by the Trustee in reliance upon such opinion or advice of counsel shall be deemed satisfactory performance by the Trustee of its obligations under this Article with respect to the matters covered by such opinion or advice.

9.2

Non-Encumbrance.  This Indenture is, and always will be kept a direct lien and interest upon the collateral specified in the  Deed of Trust, and except for the deed of trust granted to WestStar Bank, the Issuer will not create or suffer to be created any lien prior to or on a parity with the lien of this Indenture or any part thereof.

IN WITNESS WHEREOF, the Issuer acting through its President, has caused this Indenture to be executed in multiple counterparts, each of which shall be considered an original for all purposes, in its name, and for and on its behalf, by the President and the Trustee, to evidence its acceptance of the trusts hereby created and vested in it, has caused this Indenture to be executed in multiple counterparts, each of which shall be considered an original for all purposes, all as of the date first above written.

Fieldpoint Petroleum Corporation

_____________________, Trustee

By: ________________________

By:________________________

Title:

Title: